Exhibit 99.1

Amendments to the Bylaws of
JCM Partners, LLC
Adopted by Resolution of the Board of Managers
on November 9, 2001

1.     Section 2.1(b) of the Bylaws was replaced, in its entirety, by the following:

          "(b) A special meeting of the Unit Holders of the Company may be called at any time by (1) the Board of Managers or (2) the Chairman upon receipt of a written request for a special meeting signed by the holders of at least ten percent (10%) of the outstanding Units meeting the following requirements: (i) setting forth the resolution to be presented by the Unit Holders, (ii) providing the information specified in Section 2.11(b) of these Bylaws (iii) listing all Unit Holders and beneficial owners, if any, together with their names and addresses, who have been solicited to sign the written request calling for the special meeting, whether or not such Unit Holders each joined in the request, (iv) providing a copy of any correspondence and other material used in soliciting Unit Holders or beneficial owners to support the request, including, but not limited to, any agreement or other materials that Unit Holders or beneficial owners were requested to execute in connection with such request; and (v) furnishing such other information and further material as the Company requests.

          (c)  Upon receipt of a proper and complete request from holders of a sufficient percentage of Units to call a special meeting in accordance with this Section, the Chief Executive Officer or her or his designee shall, in his or her sole discretion, set the date, time and place of such meeting and shall notice such meeting in accordance with Section 2.2 of the Bylaws.”

2.     Section 2.4 of the Bylaws was deleted in its entirety and reserved.

3.     Section 2.9 of the Bylaws was deleted in its entirety and replaced with the following:

          “Unless the Board of Managers determines, in its discrection, that a proposal should be submitted to the Unit Holders by the Board of Managers for action by written consent, all actions of Unit Holders shall be taken at an annual or special meeting of Unit Holders and Unit Holders shall not have the right to act by written consent.”

4.     Section 2.11 of the Bylaws was replaced, in its entirety, by the following:

          “Unit Holder Proposals and Nominations

          (a).      For any Unit Holder proposal or nomination for election to the Board of Managers to be presented in connection with an annual meeting of Unit Holders of the Company, as permitted by these Bylaws or required by applicable law, the Unit Holder must have furnished a timely written notice thereof to the Chairman of the Company in accordance with this Section 2.11. To be timely, a Unit Holder’s notice must be delivered to the Chairman at the principal business offices of the Company not less than

90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, a request by the Unit Holder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

          (b).      Only persons who are selected and recommended by the Board of Managers or a committee thereof, or who are nominated by Unit Holders in accordance with the procedures set forth in this Section 2.11, shall be eligible for election, or qualified to serve, as Managers. Nominations of individuals for election to the Board of Managers at any annual meeting or any special meetings at which Managers are to be elected may be made by any Unit Holder entitled to vote for the election of Managers at that meeting by compliance with the procedures set forth in this Section 2.11. Nominations by Unit Holders (the “Nominating Unit Holders”) shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and such other information as to the nature of his responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of more than five percent (5%) or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; (ii) as to the Nominating Unit Holder and any Persons acting in concert with such Nominating Unit Holder (a) the names and business addresses of such Nominating Unit Holder and such Persons, (b) the names and addresses of such Nominating Unit Holder and such Persons as they appear on the Company’s books (if they so appear), and (c) the class and number of Units of the Company which are beneficially owned by such Nominating Unit Holders and such Persons; and (iii) any plans or proposals of any of the nominees, the Nominating Unit Holder and/or any Persons acting in concert with any such persons, which would result in a change of control of the Company, a tender offer for Units, any merger, reorganization, liquidation or other event which might cause any Unit Holders to recognize gain or loss upon the disposition of their Units or upon the receipt of any proceeds attributable to such

Units, or any other event required to be reported pursuant to Item 4 of Schedule 13 promulgated under the Exchange Act, as in effect on the date of this Bylaw amendment. A written consent to being named in a proxy statement as a nominee, and to serve as a Manager, if elected, signed by the nominee, shall be filed with any Nomination Notice.

          (c).      No proposal for a Unit Holder vote shall be submitted by a Unit Holder (a “Unit Holder Proposal”) to the Company’s Unit Holders unless the Unit Holder submitting such proposal (the “Proponent”) shall have delivered to the Chairman of the Company, at its principal offices, a written notice setting forth (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Exchange Act) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Company’s books (if they so appear); (iii) the class and number of shares of the Company beneficially owned by the Proponent and the Persons identified in clause (i); (iv) the proposal of the Unit Holder Proposal; (v) any plans or proposals of the Proponent and/or any Persons acting in concert with any such person, which would result in a change of control of the Company, a tender offer for Units, any merger, reorganization, liquidation or other event which might cause any Unit Holders to recognize gain or loss upon the disposition of their Units or upon the receipt of any proceeds attributable to such Units, or any other event required to be reported pursuant to Item 4 of Schedule 13 promulgated under the Exchange Act, as in effect on the date of this Bylaw amendment; and (vi) such other information as the Board of Managers reasonably determines is necessary or appropriate to enable the Board of Managers and Unit Holders of the Company to consider the Unit Holder Proposal.

          (d).      Except as otherwise provided by law, the presiding officer of the Unit Holder meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting by a Unit Holder was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or proposal is not in compliance with these Bylaws, to declare that such defective proposal or nomination is out of order, shall not be presented for Unit Holder action and shall be disregarded.

          (e).      Notwithstanding the foregoing provisions of this Section 2.11, in order to include information with respect to a Unit Holder proposal in the proxy statement and form of proxy for a Unit Holders’ meeting, Unit Holders must provide notice as required by the regulations promulgated under the Exchange Act. Nothing in these Bylaws shall be deemed to affect any rights of Unit Holders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under such Act.”

5.     Section 3.11 of the Bylaws was amended and restated as follows:

          “3.11 Resignations; Removal.

          (a)      Subject to the terms of the Limited Liability Company Agreement, a Manager may resign at any time upon 60 days’ prior notice to the Company.

          (b)      A Manager, other than the CEO-Manager, may be removed only for cause (as defined below). Removal for cause may only be effected as follows:

i.	By the Unit Holders, at an annual or special meeting of Members upon the Consent of more than two-thirds in interest (66-2/3%) of the total then outstanding Units; provided, however, that no such Manager may be so removed if the votes against his or her removal would be sufficient to elect such Manager if such votes were voted cumulatively at a meeting where all Managers, other than the CEO Manager, are being elected; or

ii.	By the Board of Managers, at an annual, regular or special meeting of the Board of Managers, upon the vote in favor of such removal for cause by a majority of the Managers then holding office, provided that the notice of such meeting specified that such a vote would be taken at such meeting.

          (c)      “Cause” shall be defined for the purposes of this Section 3.11 as consisting of conviction of a felony or of conviction of a crime involving moral turpitude.”

6.     Section 3.13(b) of the Bylaws was amended and restated as follows:

          "(b)      The Company shall maintain at its principal business office the following information: (i) a current list of the full name and last known business or mailing address of each Unit Holder and Manager, set forth in alphabetical order, (ii) a copy of the Certificate, the Limited Liability Company Agreement and Bylaws including all amendments thereto, and executed copies of all powers of attorney pursuant to which the Limited Liability Company Agreement or any amendment thereto has been executed, (iii) copies of the Company’s federal, state and local income tax returns and reports, for each fiscal year of the Company, (iv) copies of any financial statements of the Company for the three most recent years (or for such number of years as shall be necessary to afford a Unit Holder full information regarding the financial condition of the Company), (v) true and full information regarding the status of the business of the Company, (vi) true and full information regarding the amount of cash and a description and statement of the agreed value of any other property or services contributed by each Unit Holder and which each Unit Holder has agreed to contribute in the future, and the date on which each became a Unit Holder, and (vii) all other records and information required to be maintained pursuant to the Act. A Unit Holder desiring to review any of the foregoing information must, prior to being given access to such information, make a written request on the Board of Managers or President of the Company for permission to review such information. Such written request shall include the following information: (i) the name and record address of such Unit Holder; (ii) the class and number of Units owned by such Unit Holder; and (iii) a detailed description of the reason(s) that the Unit Holder desires to obtain the information and the purpose or purposes for which the Unit Holder will use the information. No Unit Holder shall be permitted to review or receive any information requested in accordance with this Section 3.13(b) until such Unit Holder enters into a written agreement, in such form and substance as shall be satisfactory to the Chief Executive Officer or her or his designee, not to disclose to or use for the benefit of, in whole or in part, any third party the contents of the information provided to such Unit Holder pursuant to this Section. The Unit Holder’s rights to obtain any of the foregoing information shall also be subject to any other reasonable standards (including standards governing what information and documents are to be furnished at what time and locations and at whose expense) as shall be established by the Board of Managers from time to time.”